CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-276634 on Form S-6 of our report dated February 21, 2024, relating to the financial statement of FT 11293, comprising Richard Bernstein Advisors Global Dividend Kings(R), Series 49, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

February 21, 2024